UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

Pandion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39381	83-3015614
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices, including Zip Code)

(617) 393-5925

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PAND	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 24, 2021, Pandion Therapeutics, Inc., a Delaware corporation (“Pandion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme Corp., a New Jersey corporation (“Merck”), and Panama Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Merck (“Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Pandion common stock (the “Shares”) at an offer price of $60.00 per Share, net to the seller in cash, without interest (the “Offer Price”).

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of the conditions set forth in Annex I to the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn that number of Shares that, when added to any Shares then owned by Merck and its controlled affiliates, represent at least one Share more than half of the sum of (A) all Shares then outstanding as of the expiration of the Offer, and (B) all Shares that Pandion may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares, regardless of the conversion or exercise price or other terms and conditions thereof (the “Minimum Condition”); (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of clearance, approval or consent under any other applicable antitrust law; and (iii) those other conditions set forth in Annex I to the Merger Agreement.

Following the consummation of the Offer and upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Pandion, with Pandion surviving as a wholly owned subsidiary of Merck (the “Merger”). In the Merger, each Share issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than certain excluded Shares as described in the Merger Agreement) will automatically be converted into the right to receive the Offer Price.

In addition, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Shares under any Pandion stock plan (each, a “Company Stock Option”), shall, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, each Company Stock Option shall be cancelled and converted into the right to receive, a payment in cash equal to the product of (i) the total number of Shares subject to such Company Stock Option immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share subject to such Company Stock Option immediately prior to such cancellation. No holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per Share that is equal to or greater than the Offer Price shall be entitled to any payment with respect to such cancelled Company Stock Option.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Pandion has agreed to operate its business in the ordinary and usual course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits Pandion’s solicitation of proposals relating to alternative transactions and restricts Pandion’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

Either Pandion or Merck may terminate the Merger Agreement in certain circumstances, including if (i) the Offer is not completed by June 24, 2021, subject to automatic extension in the event that antitrust approval has not been obtained (the “Outside Date”), (ii) a governmental authority of a jurisdiction in which Merck or any of its affiliates operate their respective businesses or own assets has issued a final non-appealable judgment preventing the consummation of the Offer or the Merger or any applicable law by such a governmental authority makes consummation of the Offer or the Merger illegal, (iii) the Offer has expired without the acceptance of the Shares for payment, in a circumstance in which all of the conditions to the Offer have been satisfied or waived (other than the Minimum Condition), following extension of the Offer pursuant to the Merger Agreement or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would cause any condition of the Offer not to be satisfied, subject to the right of the breaching party to cure the breach. In addition, Pandion may terminate the Merger Agreement, subject to compliance with specified process and notice requirements, in order to enter into an agreement with a third party who has made a “Superior Proposal” (as defined in the Merger Agreement), and Merck may terminate the Merger Agreement if Pandion’s board of directors has changed its recommendation in favor of the Offer and the Merger, failed to include its recommendation in the Schedule 14D-9, failed to reaffirm its recommendation when requested by Merck or has taken certain other actions described in the Merger Agreement (each a “Company Adverse Recommendation Change”); or if Pandion has violated or breached in any material respect the non-solicitation provision of the Merger Agreement.

In the event of a termination of the Merger Agreement under certain specified circumstances, including (i) termination by Pandion to enter into an agreement providing for a Superior Proposal, (ii) termination by Merck following a Company Adverse Recommendation Change, (iii) termination by Merck because Pandion has violated or breached in any material respect the non-solicitation provision, or (iv) termination because (A) after the date of the Merger Agreement an “Acquisition Proposal” (as defined in the Merger Agreement) has either been made to Pandion or been publicly made directly to Pandion’s stockholders; (B)(1) the Outside Date has occurred, (2) the Offer has expired without the acceptance of the Shares for payment, or (3) Pandion has breached and not cured any representation, warranty or covenant such that a condition to the Offer is not capable of being satisfied; and (C) within twelve months following (B)(1), (2) or (3), Pandion or any of its subsidiaries signs a definitive agreement for an Acquisition Proposal or consummates an Acquisition Proposal, Pandion may be required to pay Merck a termination fee equal to $65,000,000.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders (each a “Tendering Stockholder”) each entered into a Tender and Support Agreement (the “Support Agreements”) with Merck and Merger Sub, pursuant to which each Tendering Stockholder agreed, among other things, to tender his, her or its Shares subject to such Support Agreement (the “Covered Shares”) pursuant to the Offer and, if necessary, vote his, her or its Covered Shares (i) in favor of, in the event any vote or consent of the stockholders of Pandion is required to adopt the Merger Agreement, the Merger, the execution and delivery by Pandion of the Merger Agreement and the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (ii) against any proposal, action or agreement that would reasonably be expected to (1) prevent or nullify any provision of the Support Agreement, (2) result in any of the Offer Conditions not being satisfied on or before the Expiration Date or the conditions to the Merger set forth in Article 8 of the Merger Agreement not being satisfied on or before the Outside Date or (3) impede, interfere with or prevent the consummation of the Offer or the Merger, (iii) against any Acquisition Proposal, (iv) against any change in or to (1) the Company’s board of directors that is not recommended by the existing board of directors of the Company, (2) the present capitalization or corporate structure of the Company, or (3) the Company’s governing documents not consented to by Merck under the Merger Agreement and (v) against any extraordinary corporate transaction such as a merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, share exchange, reorganization, recapitalization, dissolution, liquidation, any sale, lease license or transfer of a material amount of assets of Pandion or winding up of or by Pandion. In general, no Tendering Stockholder may propose, commit or agree to take any action inconsistent with any of the foregoing clauses (i), (ii), (iii), (iv) or (v).

Each Tendering Stockholder also agrees that, except as provided in the Support Agreement, he, she or it will not (i) offer to transfer, transfer or consent to transfer any of its Covered Shares, (ii) enter into any agreement to transfer his, her or its Covered Shares, (iii) grant any proxy, power-of-attorney or other authorization in respect of its Covered Shares, (iv) deposit any of its Covered Shares into a voting trust or enter into a voting agreement or arrangement, (v) create or permit to exist any lien on any of the Covered Shares, or (vi) take any other action that would restrict, limit or interfere with the performance of the Tendering Stockholder’s obligations under the Support Agreement in any material respect or otherwise make any representation or warranty of the Tendering Stockholder untrue or incorrect in any material respect.

As of February 24, 2021, approximately 39.9% of the outstanding Shares are subject to the Support Agreements. The Support Agreements generally provide for termination upon the earlier of (i) the mutual written agreement of Merck and the Tendering Stockholder, (ii) the Effective Time, and (iii) the termination of the Merger Agreement.

Additional Information

The foregoing description of the Merger Agreement and the Support Agreements is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report, and the Form of Support Agreement, which is attached as Exhibit 99.1 to this report, both of which are incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about Pandion. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The tender offer referred to in this Current Report has not yet commenced. The description contained in this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Merck and Merger Sub will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Merck and Merger Sub will file a tender offer statement on Schedule TO and thereafter Pandion will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Pandion. Copies of the documents filed with the SEC by Pandion will be available free of charge on Pandion’s internet website at investors.pandiontx.com or by contacting Pandion’s investor relations contact at investors@pandiontx.com. Copies of the documents filed with the SEC by Merck can be obtained, when filed, free of charge by directing a request to the Information Agent for the tender offer which will be named in the tender offer materials.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Merck, as well as the solicitation/recommendation statement to be filed by Pandion, Pandion will continue to file annual, quarterly and current reports with the SEC. Pandion’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

The information contained in this Current Report is as of February 25, 2021. Pandion assumes no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments, except as may be required by law.

This Current Report contains forward-looking information related to Pandion and the proposed acquisition of Pandion that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this Current Report and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the acquisition; statements about the expected timetable for completing the transaction; Pandion’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Pandion, Pandion’s product pipeline and portfolio assets and the anticipated timing of closing of the proposed acquisition.

Risks and uncertainties include, among other things, uncertainties as to the timing of the Offer and the subsequent Merger; risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; uncertainties as to how many of Pandion’s stockholders will tender their Shares into the Offer and the possibility that the acquisition does not close; the possibility that competing offers or Acquisition Proposals may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of clearance under the HSR Act; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the risks and uncertainties inherent in research and development, including risks associated with Pandion’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; initiate preclinical studies and clinical trials of its product candidates; advance its product candidates in preclinical research and clinical trials; replicate in clinical trials positive results found in preclinical studies; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives.

Further descriptions of risks and uncertainties relating to Pandion can be found in Pandion’s Registration Statement on Form S-1, as amended, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, and subsequent Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and investors.pandiontx.com.

These forward-looking statements are based on numerous assumptions and assessments made by Pandion in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this communication are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this corporate release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this corporate release.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the entry into the Merger Agreement, Jo Viney, Ph.D., President and Chief Scientific Officer of Pandion, entered into a retention agreement with Pandion (the “Retention Agreement”), which provides Dr. Viney with (i) base salary of $450,000 per year, (ii) annual target bonus of 40% of the base salary and (iii) a retention bonus equal to 100% of the base salary, generally subject to Dr. Viney’s continued employment with Pandion for a period of 6 months following the consummation of the Merger. The Retention Agreement becomes effective as of the Closing (as defined in the Merger Agreement) and is conditioned on completion of the Merger.

Item 8.01	Other Events.

On February 25, 2021, Pandion and Merck issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 24, 2021, among Pandion Therapeutics, Inc., Merck Sharp & Dohme Corp. and Panama Merger Sub, Inc.*

99.1	Form of Tender and Support Agreement, among Merck Sharp & Dohme Corp., Panama Merger Sub, Inc. and certain stockholders of Pandion Therapeutics, Inc.

99.2	Joint Press Release, dated February 25, 2021.

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pandion Therapeutics, Inc.

By:	/s/ Rahul Kakkar
Name: Rahul Kakkar
Title: Chief Executive Officer

Dated: February 25, 2021